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                                     EXHIBIT 23.1

            CONSENT OF COOPERS & LYBRAND L.L.P., INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Zitel Corporation on Form S-3 (File No. __________) of our reports dated October 24, 1996, on our audits of the consolidated financial statements and financial statement schedules of Zitel Corporation as of September 30, 1996 and 1995, and for the years ended September 30, 1996, 1995, and 1994, appearing in the Company's 1996 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."


                                       s/Coopers & Lybrand L.L.P.


San Jose, California
July 15, 1997